    EXHIBIT 99.1

Oil States Announces Second Quarter 2024 Results
•Net income of $1.3 million, or $0.02 per share, reported for the quarter, which included charges and credits totaling $3.9 million ($3.1 million, after-tax, or $0.05 per share)
•Adjusted net income of $4.4 million, or $0.07 per share, excluding charges and credits (a non-GAAP measure(1))
•Consolidated revenues of $186.4 million increased 11% sequentially, driven primarily by the timing of conversion of orders from backlog along with modest U.S. oil-focused completion market share gains
•Adjusted EBITDA (a non-GAAP measure(1)) of $21.3 million increased 38% sequentially
•Received cash proceeds of $10.3 million in connection with the sale of a previously idled facility
•Purchased $11.5 million principal amount of our 4.75% convertible senior notes at a discount and $2.4 million of our common stock
HOUSTON, July 29, 2024 – Oil States International, Inc. (NYSE: OIS):

	Three Months Ended			% Change
(Unaudited, In Thousands, Except Per Share Amounts)	June 30, 2024	March 31, 2024	June 30, 2023	Sequential	Year-over-Year
Consolidated results:
Revenues	$186,383	$167,262	$183,529	11%	2%
Operating income (loss)(3)	$2,045	$(11,177)	$3,269	n.m.	(37)%
Net income (loss)	$1,301	$(13,374)	$558	n.m.	133%
Adjusted net income (loss), excluding charges and credits(1)	$4,391	$(1,873)	$558	n.m.	n.m.
Adjusted EBITDA(1)	$21,306	$15,455	$19,016	38%	12%

Revenues by segment(2):
Offshore Manufactured Products	$101,556	$86,857	$78,647	17%	29%
Well Site Services	46,421	47,292	64,536	(2)%	(28)%
Downhole Technologies	38,406	33,113	40,346	16%	(5)%

Revenues by destination:
Offshore and international	$118,625	$100,180	$89,817	18%	32%
U.S. land	67,758	67,082	93,712	1%	(28)%

Operating income (loss) by segment(2)(3):
Offshore Manufactured Products	$14,357	$10,603	$8,838	35%	62%
Well Site Services	(535)	(419)	4,732	(28)%	n.m.
Downhole Technologies	(1,141)	(12,079)	(121)	91%	n.m.

Adjusted Segment EBITDA(1)(2):
Offshore Manufactured Products	$20,131	$15,800	$12,994	27%	55%
Well Site Services	8,548	6,593	11,425	30%	(25)%
Downhole Technologies	3,114	2,191	4,626	42%	(33)%
___________________
(1)These are non-GAAP measures. See “Reconciliations of GAAP to Non-GAAP Financial Information” tables below for reconciliations to their most comparable GAAP measures as well as further clarification and explanation.
(2)In first quarter 2024, certain short-cycle, consumable product operations historically reported within the Offshore Manufactured Products segment were integrated into the Downhole Technologies segment. Historical segment financial data, backlog and other information were conformed with the revised segment presentation.
(3)Operating income (loss) for the three months ended June 30, 2024 included facility consolidation and other charges totaling $4.4 million. Operating income (loss) for the three months ended March 31, 2024 included goodwill impairment, facility consolidation and other charges totaling $12.5 million. See “Segment Data” below for additional information.

Oil States International, Inc. reported net income of $1.3 million, or $0.02 per share, and Adjusted EBITDA of $21.3 million for the second quarter of 2024 on revenues of $186.4 million. Reported second quarter 2024 net income included charges and credits of $3.9 million ($3.1 million after-tax, or $0.05 per share). These results compare to revenues of $167.3 million, a net loss of $13.4 million, or $0.21 per share, and Adjusted EBITDA of $15.5 million reported in the first quarter of 2024, which included a non-cash goodwill impairment charge of $10.0 million ($9.5 million after-tax, or $0.15 per share) and facility consolidation and other charges of $2.5 million ($2.0 million after-tax, or $0.03 per share).
Oil States’ President and Chief Executive Officer, Cindy B. Taylor, stated:
“Our second quarter consolidated revenues and Adjusted EBITDA increased 11% and 38% sequentially – driven by higher project-related activity within our Offshore Manufactured Products segment. Our U.S. land revenues in the current quarter reflect our decision to exit a number of underperforming operations within our Well Site Services segment in addition to a 3% sequential-quarter decline in the average rig count.
In the second quarter, our Offshore Manufactured Products segment revenues increased 17% sequentially totaling $102 million, while Adjusted Segment EBITDA rose 27% to $20 million. Bookings totaled $101 million during the quarter compared to $66 million booked in the first quarter of 2024, yielding backlog of $300 million as of June 30 and a quarterly book-to-bill ratio of 1.0x.
“Revenues reported by our Well Site Services segment decreased 2% on a sequential quarter basis, given the impact of lower activity and the segment’s exit of four underperforming locations in the United States over the past six months. Adjusted Segment EBITDA increased 30% from the first quarter of 2024 – reflective of higher customer activity in the Gulf of Mexico and the Permian Basin along with various cost reduction initiatives.
“Our Downhole Technologies segment revenues and Adjusted Segment EBITDA increased 16% and 42%, respectively, from the first quarter of 2024, driven primarily by increased completion product and international perforating sales.
“We continue to focus on improving operations and allocating capital to efficiently and safely provide our customers with advanced technologies and services, while enhancing returns, reducing debt and returning cash to our stockholders. Strong cash flows from operations totaling $10 million allowed for convertible debt and share repurchases in the quarter.”
Business Segment Results
In first quarter 2024, certain short-cycle, consumable product operations historically reported within the Offshore Manufactured Products segment (legacy frac plugs and elastomer products) were integrated into our Downhole Technologies segment to better align with the underlying activity demand drivers and current segment management structure, as well as provide for additional operational synergies. Historical segment financial data (GAAP and non-GAAP), backlog and other information were conformed with the revised segment presentation.
(See Segment Data and Adjusted Segment EBITDA tables below)
Offshore Manufactured Products
Offshore Manufactured Products reported revenues of $101.6 million, operating income of $14.4 million and Adjusted Segment EBITDA of $20.1 million in the second quarter of 2024, compared to revenues of $86.9 million, operating income of $10.6 million and Adjusted Segment EBITDA of $15.8 million reported in the first quarter of 2024. The segment recorded charges of $1.5 million in both the second and first quarters of 2024, associated with the ongoing consolidation of certain manufacturing and service locations. Adjusted Segment EBITDA margin was 20% in the second quarter of 2024 compared to 18% in the first quarter of 2024.
Backlog totaled $300 million as of June 30, 2024. Second quarter bookings totaled $101 million, compared to bookings of $66 million in the first quarter – yielding a quarterly book-to-bill ratio of 1.0x (year-to-date ratio of 0.9x).

Well Site Services
Well Site Services reported revenues of $46.4 million, an operating loss of $0.5 million and Adjusted Segment EBITDA of $8.5 million in the second quarter of 2024, compared to revenues of $47.3 million, an operating loss of $0.4 million and Adjusted Segment EBITDA of $6.6 million reported in the first quarter of 2024. The segment recognized $1.9 million and $0.7 million in costs associated with the consolidation and exit of underperforming locations during the second and first quarters of 2024. Additionally, during the second and first quarters of 2024, the segment recorded costs of $1.0 million and $0.4 million, respectively, associated with the defense of certain patents related to its proprietary technologies. Adjusted Segment EBITDA margin was 18% in the second quarter of 2024, compared to 14% in the first quarter of 2024.
Downhole Technologies
Downhole Technologies reported revenues of $38.4 million, an operating loss of $1.1 million and Adjusted Segment EBITDA of $3.1 million in the second quarter of 2024, compared to revenues of $33.1 million, an operating loss of $12.1 million and Adjusted Segment EBITDA of $2.2 million in the first quarter of 2024. Reported results in the first quarter of 2024 included a non-cash goodwill impairment charge of $10.0 million, recorded in connection with the segment realignment discussed above.
Corporate
Corporate operating expenses in the second quarter of 2024 totaled $10.6 million.
Interest Expense, Net
Net interest expense totaled $2.1 million in the second quarter of 2024, which included $0.3 million of non-cash amortization of deferred debt issuance costs.
Income Taxes
During the second quarter of 2024, the Company recognized tax benefit of $0.7 million on pre-tax income of $0.6 million, which included favorable changes in valuation allowances recorded against deferred tax assets and certain non-deductible expenses. The Company recognized tax expense of $24 thousand on a pre-tax loss of $13.4 million in the first quarter of 2024, which included a $7.7 million non-deductible goodwill impairment charge as well as other non-deductible expenses.
Cash Flows
During the second quarter of 2024, cash flows provided by operations totaled $10.2 million and capital expenditures totaled $5.8 million. The Company sold an idle facility and certain other equipment for proceeds totaling $10.5 million in the quarter.
The Company purchased $11.5 million principal amount of its 4.75% convertible senior notes at 94% of par and $2.4 million (543 thousand shares) of its common stock in the second quarter. A total of $15.8 million remains available under the Company’s share repurchase authorization, which extends through February 2025.
Financial Condition
Cash on-hand totaled $25.2 million at June 30, 2024. No borrowings were outstanding under the Company’s asset-based revolving credit facility at June 30, 2024.

Conference Call Information
The call is scheduled for July 29, 2024 at 9:00 a.m. Central Daylight Time, is being webcast and can be accessed from the Company’s website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing 1 (888) 210-3346 in the United States or by dialing +1 (646) 960-0253 internationally and using the passcode 7534957. A replay of the conference call will be available approximately two hours after the completion of the call and can be accessed from the Company’s website at www.ir.oilstatesintl.com.
About Oil States
Oil States International, Inc. is a global provider of manufactured products and services to customers in the energy, industrial and military sectors. The Company’s manufactured products include highly engineered capital equipment and consumable products. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.
For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.
Cautionary Language Concerning Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply and demand for oil and natural gas, fluctuations in the current and future prices of oil and natural gas, the level of exploration, drilling and completion activity, general global economic conditions, the cyclical nature of the oil and natural gas industry, geopolitical conflicts and tensions, the financial health of our customers, the actions of the Organization of Petroleum Exporting Countries (“OPEC”) and other producing nations with respect to crude oil production levels and pricing, the impact of environmental matters, including executive actions and regulatory efforts to adopt environmental or climate change regulations that may result in increased operating costs or reduced oil and natural gas production or demand globally, consolidation of our customers, our ability to access and the cost of capital in the bank and capital markets, our ability to develop new competitive technologies and products, and other factors discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the subsequently filed Quarterly Report on Form 10-Q and Periodic Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenues:
Products	$108,579	$94,329	$92,630	$202,908	$192,470
Services	77,804	72,933	90,899	150,737	187,258
	186,383	167,262	183,529	353,645	379,728

Costs and expenses:
Product costs	82,503	75,137	72,659	157,640	151,336
Service costs	59,530	56,814	69,371	116,344	141,429
Cost of revenues (exclusive of depreciation and amortization expense presented below)	142,033	131,951	142,030	273,984	292,765
Selling, general and administrative expense	26,373	22,496	23,528	48,869	47,544
Depreciation and amortization expense	14,698	14,195	15,537	28,893	30,793
Impairment of goodwill	—	10,000	—	10,000	—
Other operating (income) expense, net	1,234	(203)	(835)	1,031	(518)
	184,338	178,439	180,260	362,777	370,584
Operating income (loss)	2,045	(11,177)	3,269	(9,132)	9,144

Interest expense, net	(2,061)	(2,101)	(2,059)	(4,162)	(4,450)
Other income (expense), net	652	(72)	210	580	486
Income (loss) before income taxes	636	(13,350)	1,420	(12,714)	5,180
Income tax benefit (provision)	665	(24)	(862)	641	(2,464)
Net income (loss)	$1,301	$(13,374)	$558	$(12,073)	$2,716

Net income (loss) per share:
Basic	$0.02	$(0.21)	$0.01	$(0.19)	$0.04
Diluted	0.02	(0.21)	0.01	(0.19)	0.04

Weighted average number of common shares outstanding:
Basic	62,483	62,503	62,803	62,493	62,814
Diluted	62,704	62,503	63,174	62,493	63,161

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	June 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$25,188	$47,111
Accounts receivable, net	203,694	203,211
Inventories, net	217,347	202,027
Prepaid expenses and other current assets	22,587	35,648
Total current assets	468,816	487,997

Property, plant, and equipment, net	270,878	280,389
Operating lease assets, net	22,825	21,970
Goodwill, net	69,789	79,867
Other intangible assets, net	144,505	153,010
Other noncurrent assets	24,365	23,253
Total assets	$1,001,178	$1,046,486

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$616	$627
Accounts payable	62,322	67,546
Accrued liabilities	38,493	44,227
Current operating lease liabilities	6,711	6,880
Income taxes payable	1,184	1,233
Deferred revenue	34,404	36,757
Total current liabilities	143,730	157,270

Long-term debt	124,339	135,502
Long-term operating lease liabilities	18,864	18,346
Deferred income taxes	5,657	7,717
Other noncurrent liabilities	18,199	18,106
Total liabilities	310,789	336,941

Stockholders’ equity:
Common stock	786	772
Additional paid-in capital	1,133,282	1,129,240
Retained earnings	272,845	284,918
Accumulated other comprehensive loss	(76,162)	(69,984)
Treasury stock	(640,362)	(635,401)
Total stockholders’ equity	690,389	709,545
Total liabilities and stockholders’ equity	$1,001,178	$1,046,486

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(12,073)	$2,716
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	28,893	30,793
Impairment of goodwill	10,000	—
Stock-based compensation expense	4,056	3,361
Amortization of deferred financing costs	841	892
Deferred income tax provision (benefit)	(2,299)	997
Gains on disposals of assets	(1,355)	(561)
Gains on extinguishment of 4.75% convertible senior notes	(515)	—
Other, net	(379)	(267)
Changes in operating assets and liabilities:
Accounts receivable	(2,335)	39,042
Inventories	(16,436)	(21,197)
Accounts payable and accrued liabilities	(9,504)	(25,924)
Deferred revenue	(2,353)	8,237
Other operating assets and liabilities, net	2,341	653
Net cash flows provided by (used in) operating activities	(1,118)	38,742

Cash flows from investing activities:
Capital expenditures	(15,881)	(17,338)
Proceeds from disposition of property and equipment	12,751	690
Other, net	(68)	(66)
Net cash flows used in investing activities	(3,198)	(16,714)

Cash flows from financing activities:
Revolving credit facility borrowings	22,619	35,592
Revolving credit facility repayments	(22,619)	(35,592)
Purchases of 4.75% convertible senior notes	(10,846)	—
Repayment of 1.50% convertible senior notes	—	(17,315)
Other debt and finance lease repayments	(318)	(226)
Payment of financing costs	(1,111)	(95)
Purchases of treasury stock	(2,374)	(3,001)
Shares added to treasury stock as a result of net share settlements due to vesting of stock awards	(2,587)	(1,948)
Net cash flows used in financing activities	(17,236)	(22,585)

Effect of exchange rate changes on cash and cash equivalents	(371)	959
Net change in cash and cash equivalents	(21,923)	402
Cash and cash equivalents, beginning of period	47,111	42,018
Cash and cash equivalents, end of period	$25,188	$42,420

Cash paid (received) for:
Interest	$3,899	$4,060
Income taxes, net	1,346	(1,475)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenues(1):
Offshore Manufactured Products
Project-driven:
Products	$59,752	$53,137	$45,455	$112,889	$94,072
Services	31,024	25,233	24,846	56,257	49,476
	90,776	78,370	70,301	169,146	143,548
Military and other products	10,780	8,487	8,346	19,267	15,604
Total Offshore Manufactured Products	101,556	86,857	78,647	188,413	159,152
Well Site Services	46,421	47,292	64,536	93,713	131,594
Downhole Technologies	38,406	33,113	40,346	71,519	88,982
Total revenues	$186,383	$167,262	$183,529	$353,645	$379,728

Operating income (loss)(1):
Offshore Manufactured Products(2)	$14,357	$10,603	$8,838	$24,960	$16,536
Well Site Services(3)	(535)	(419)	4,732	(954)	11,698
Downhole Technologies(4)	(1,141)	(12,079)	(121)	(13,220)	1,752
Corporate	(10,636)	(9,282)	(10,180)	(19,918)	(20,842)
Total operating income	$2,045	$(11,177)	$3,269	$(9,132)	$9,144
________________
(1)In the first quarter 2024, certain short-cycle, consumable product operations historically reported within the Offshore Manufactured Products segment were integrated into the Downhole Technologies segment. Historical segment financial results were conformed with the revised segment presentation.
(2)Operating income for both the three months ended June 30, 2024 and March 31, 2024 included facility consolidation charges of $1.5 million, associated with the Offshore Manufactured Products segment’s ongoing consolidation and relocation of certain manufacturing and service locations.
(3)Operating loss for the three months ended June 30, 2024 and March 31, 2024 included $1.9 million and $0.7 million, respectively, in costs associated with consolidation and exit of certain underperforming locations. Additionally, during the three months ended June 30, 2024 and March 31, 2024 the segment incurred $1.0 million and $0.4 million, respectively, of costs associated with the defense of certain Well Site Services segment patents related to proprietary technologies.
(4)Operating loss for the three months ended March 31, 2024 included a non-cash goodwill impairment charge of $10.0 million, recognized in connection with the segment realignment.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA (A)
(In Thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Net income (loss)	$1,301	$(13,374)	$558	$(12,073)	$2,716
Interest expense, net	2,061	2,101	2,059	4,162	4,450
Income tax provision (benefit)	(665)	24	862	(641)	2,464
Depreciation and amortization expense	14,698	14,195	15,537	28,893	30,793
Impairment of goodwill	—	10,000	—	10,000	—
Facility consolidation and other charges	4,426	2,509	—	6,935	—
Gains on extinguishment of 4.75% convertible senior notes	(515)	—	—	(515)	—
Adjusted EBITDA	$21,306	$15,455	$19,016	$36,761	$40,423
________________
(A)The term Adjusted EBITDA consists of net income (loss) plus net interest expense, taxes, depreciation and amortization expense, impairment of goodwill, and facility consolidation and other charges, less gains on extinguishment of 4.75% convertible senior notes (“2026 Notes”). Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation from or as a substitute for net income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted EBITDA as a supplemental disclosure because its management believes that Adjusted EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted EBITDA to net income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED SEGMENT EBITDA (B)
(In Thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Offshore Manufactured Products:
Operating income	$14,357	$10,603	$8,838	$24,960	$16,536
Other income (expense), net	(20)	41	81	21	246
Depreciation and amortization expense	4,247	3,693	4,075	7,940	8,150
Facility consolidation and other charges	1,547	1,463	—	3,010	—
Adjusted Segment EBITDA	$20,131	$15,800	$12,994	$35,931	$24,932

Well Site Services:
Operating income (loss)	$(535)	$(419)	$4,732	$(954)	$11,698
Other income (expense), net	157	(113)	129	44	240
Depreciation and amortization expense	6,047	6,079	6,564	12,126	12,710
Facility consolidation and other charges	2,879	1,046	—	3,925	—
Adjusted Segment EBITDA	$8,548	$6,593	$11,425	$15,141	$24,648

Downhole Technologies:
Operating income (loss)	$(1,141)	$(12,079)	$(121)	$(13,220)	$1,752
Depreciation and amortization expense	4,255	4,270	4,747	8,525	9,615
Impairment of goodwill	—	10,000	—	10,000	—
Adjusted Segment EBITDA	$3,114	$2,191	$4,626	$5,305	$11,367

Corporate:
Operating loss	$(10,636)	$(9,282)	$(10,180)	$(19,918)	$(20,842)
Other income, net	515	—	—	515	—
Depreciation and amortization expense	149	153	151	302	318
Gains on extinguishment of 4.75% convertible senior notes	(515)	—	—	(515)	—
Adjusted Segment EBITDA	$(10,487)	$(9,129)	$(10,029)	$(19,616)	$(20,524)
________________
(B)The term Adjusted Segment EBITDA consists of operating income (loss) plus other income (expense), depreciation and amortization expense, impairment of goodwill, and facility consolidation and other charges, less gains on extinguishment of 2026 Notes. Adjusted Segment EBITDA is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted Segment EBITDA as supplemental disclosure because its management believes that Adjusted Segment EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED NET INCOME (LOSS), EXCLUDING CHARGES AND CREDITS (C) AND
ADJUSTED NET INCOME (LOSS) PER SHARE, EXCLUDING CHARGES AND CREDITS (D)
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Net income (loss)	$1,301	$(13,374)	$558	$(12,073)	$2,716
Impairment of goodwill	—	10,000	—	10,000	—
Facility consolidation and other charges	4,426	2,509	—	6,935	—
Gains on extinguishment of 4.75% convertible senior notes	(515)	—	—	(515)	—
Total adjustments, before taxes	3,911	12,509	—	16,420	—
Tax benefit	(821)	(1,008)	—	(1,829)	—
Total adjustments, net of taxes	3,090	11,501	—	14,591	—
Adjusted net income (loss), excluding charges and credits	$4,391	$(1,873)	$558	$2,518	$2,716

Adjusted weighted average number of diluted common shares outstanding (E)	62,704	62,503	63,174	62,708	63,161

Adjusted diluted net income (loss) per share, excluding charges and credits (E)	$0.07	$(0.03)	$0.01	$0.04	$0.04
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(C)Adjusted net income (loss), excluding charges and credits consists of net income (loss) plus impairment of goodwill and facility consolidation and other charges, less gains on extinguishment of the 2026 Notes. Adjusted net income (loss), excluding charges and credits is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for net income (loss) as prepared in accordance with GAAP. The Company has included adjusted net income (loss), excluding charges and credits as a supplemental disclosure because its management believes that adjusted net income (loss), excluding charges and credits provides investors a helpful measure for comparing its operating performance with previous and subsequent periods.
(D)Adjusted net income (loss) per share, excluding charges and credits is calculated as adjusted net income (loss), excluding charges and credits divided by the weighted average number of common shares outstanding. Adjusted net income (loss) per share, excluding charges and credits is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for net income (loss) per share as prepared in accordance with GAAP. The Company has included adjusted net income (loss) per share, excluding charges and credits as a supplemental disclosure because its management believes that adjusted net income (loss) per share, excluding charges and credits provides investors a helpful measure for comparing its operating performance with previous and subsequent periods.
(E)The calculation of diluted adjusted earnings per share for the six months ended June 30, 2024 included 215 thousand shares issuable pursuant to outstanding performance share units.
Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
(713) 652-0582
SOURCE: Oil States International, Inc.